Exhibit 10.1.3

EXECUTION COPY

AMENDMENT NO. 1

Dated as of April 22, 2005

to

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT and to

SECOND AMENDED AND RESTATED GUARANTY

Each Dated as of March 31, 2004

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of April 22, 2005 to (i) Third Amended and Restated Loan and Security Agreement dated as of March 31, 2004 (the “Loan Agreement”) and (ii) Second Amended and Restated Guaranty dated as of March 31, 2004 (the “Guaranty”), is entered into by and among PaeTec Communications, Inc., a Delaware corporation (“PaeTec”), PaeTec Communications of Virginia, Inc., a Virginia corporation (“PaeTec Virginia”), PaeTec Capital Corp., a Delaware corporation (“PaeTec Capital”), PaeTec Software Corp., a New York corporation (“PaeTec Software”), PaeTec Integrated Solutions Group, Inc., a Delaware corporation (“PaeTec Solutions”; PaeTec, PaeTec Virginia, PaeTec Capital, PaeTec Software and PaeTec Solutions being collectively referred to hereinafter as the “Borrowers”), the financial institutions from time to time parties thereto as lenders (the “Lenders”), General Electric Capital Corporation as contractual representative for the Lenders, (in such capacity, the “Administrative Agent”), CIT Lending Services Corporation, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and PaeTec Corp., a Delaware corporation (the “Guarantor”).

PRELIMINARY STATEMENTS

(A) The Borrowers, the Lenders, the Administrative Agent and the Collateral Agent are parties to the Loan Agreement and are on the terms and conditions stated below, agreeable to amending the Loan Agreement as set forth below.

(B) The Guarantor and the Collateral Agent are parties to the Guaranty and are on the terms and conditions stated below, agreeable to amending the Guaranty as set forth below.

SECTION 1. Amendments and Waiver to the Loan Agreement. The Loan Agreement is hereby amended as set forth in clauses (a) through (j) below, and the Lenders hereby grant the waiver set forth in clause (k) below:

(a) The defined term “Change of Control” in Section 1.02 is hereby amended and restated in its entirety to read as follows:

“Change of Control” shall mean (A) prior to the date of the consummation of the Qualified Public Offering, at least $75,000,000 of the net cash proceeds of which are used solely to make cash capital contributions to the Borrowers, Arunas A. Chesonis ceases to have senior management responsibilities with respect to the Borrowers or the Guarantor, (B) the Guarantor no longer beneficially owns and controls, directly or indirectly, all of the outstanding Equity Interests of each Borrower, (C) prior to the date of the consummation of the Qualified Public Offering, at least $75,000,000 of the net cash proceeds of which are used solely to make cash capital contributions to the Borrowers, the Existing Stockholders cease to beneficially own and control, directly or indirectly, at least 41% of the Voting Power of the Voting Stock of the Guarantor on a fully diluted basis or a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Existing Stockholders becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of a percentage of the total voting power of the Voting Stock of the Guarantor on a fully diluted basis which represents a greater percentage of the total Voting Power of the Voting Stock of the Guarantor, on a fully diluted basis, than is held by the Existing Stockholders on such date, (D) on and after the date of the consummation of the Qualified Public Offering, at least $75,000,000 of the net cash proceeds of which are used solely to make cash capital contributions to the Borrowers, any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Existing Stockholders becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total voting power of the Voting Stock of the Guarantor on a fully diluted basis unless at all times the Existing Stockholders beneficially own 5% or more of the total voting power of the Voting Stock of the Guarantor on a fully diluted basis than such person or group, or (E) individuals who on the Closing Date constitute the Board of Directors of the Guarantor (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Guarantor’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Guarantor then in office; provided, however, that on and after the date of the consummation of the Qualified Public Offering, at least $75,000,000 of the net cash proceeds of which are used solely to make cash capital contributions to the Borrowers, with respect to any director, such restrictions in this clause (E) shall not apply solely to the extent that retention of such director would be inconsistent with the independent director requirements of any stock exchange or automated quotation system on which shares of the Guarantor have been listed by the Guarantor. For purposes of this definition, “fully diluted basis” means, as of any date of determination, the sum of (i) the number of shares of Voting Stock outstanding as of such date of determination plus (ii) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible capital stock or indebtedness, exchangeable capital stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

(b) The defined term “Fixed Charges” in Section 1.02 is hereby amended to add the following proviso thereto:

“;provided, however, that in the event that the Qualified Public Offering is consummated, “Fixed Charges” shall mean, with respect to any period, without duplication, the sum of the following amounts calculated at the end of such period without duplication with respect the Borrowers and the Guarantor, and determined on a combined, consolidated basis and in accordance with GAAP: (i) scheduled principal and interest payments with respect to Debt for borrowed money; (ii) scheduled implicit principal and interest payments with respect to capital leases; (iii) capital expenditures; (iv) tax expenses paid in cash; and (v) dividends paid in cash”.

(c) The following new definitions are added to Section 1.02 in appropriate alphabetical order:

“Permitted Dividend Amount” shall mean an amount equal to the principal amount of Permitted Subordinated Debt less transaction fees, costs and expenses associated therewith.

“Permitted Subordinated Debt” shall mean Debt of the Borrowers in a principal amount not to exceed $40,000,000, which Debt may be secured by the Collateral, and which Debt shall be subordinate to the payment and performance of the Obligations in accordance with the terms of an intercreditor agreement which shall be satisfactory to the Requisite Lenders.

“Permitted Subordinated Debt Terms” shall mean with respect to Permitted Subordinated Debt, (i) no amortization thereof prior to the stated maturity date, (ii) a stated maturity date no earlier than December 31, 2008, (iii) interest payable not more frequently than quarterly, and (iv) financial covenants, affirmative covenants and negative covenants no more onerous on the Borrowers than the financial covenants, affirmative covenants and negative covenants contained in this Agreement.

“Qualified Public Offering” shall mean the initial public offering of common stock of the Guarantor pursuant to a firm commitment underwriting registered under the Securities Act of 1933 that provides the Guarantor with net cash proceeds of at least $75,000,000.

(d) Section 2.09 is hereby amended to renumber clause (g) as clause (h) and to add the following new clause (g) thereto:

(g) Not later than ninety (90) days following the consummation of the Qualified Public Offering, the Borrowers shall prepay the outstanding principal balance of the Revolving Loans and the Term Loans on a pro rata basis in an aggregate amount equal to $20,000,000, and the Revolving Loan Commitment

Amounts of all the Lenders shall be reduced by the amount of the principal prepayment of the Revolving Loans.

(e) Section 6.01 is hereby amended to add the following new clause (n) thereto:

(n) Liens securing Permitted Subordinated Debt.

(f) Section 6.04(a) is hereby amended and restated in its entirety to read as follows:

(a) Such Borrower shall not purchase, redeem or otherwise acquire any interest of such Borrower, declare or make or pay any dividends in any fiscal year of such Borrower on any class or classes of stock, return capital of such Borrower to its shareholders, make any other distribution on or in respect of any shares of any class of capital stock of such Borrower or make other payments to any shareholder of such Borrower (including in the form of non-salary compensation, loan, expense reimbursement or management fee); provided, however, that provided no Event of Default or Default has occurred and is continuing or would result therefrom, (1) such Borrower may make payments of fees or compensation for services which are in the nature of management, corporate overhead or administrative services to the extent permitted by Section 6.05 hereof: (2) the Borrowers may pay cash dividends to the Guarantor out of the proceeds of Permitted Subordinated Debt in an amount not to exceed the Permitted Dividend Amount; provided, however, that in the event that the principal amount of Permitted Subordinated Debt shall equal $40,000,000 and the reasonable transaction fees, costs and expenses associated therewith exceed $1,500,000, the Borrowers may pay dividends to the Parent in the amount of $38,500,000 by applying to the payment of such dividends the entire Permitted Dividend Amount plus consolidated cash of Borrowers in an amount equal to the difference between $38,500,000 and the Permitted Dividend Amount; (3) in the event that the Qualified Public Offering is consummated, the Borrowers may pay up to $1,000,000 in fees to Kline Hawkes & Co. pursuant to the letter agreement between the Guarantor and Kline Hawkes & Co. dated April 22, 2005, as amended from time to time, and up to $3,000,000 in fees to Pacific Capital Group Inc. pursuant to the letter agreement between the Guarantor and Pacific Capital Group, Inc. dated April 22, 2005, as amended from time to time; (4) in the event that the Qualified Public Offering is consummated, the Borrowers may pay up to $5,000,000 to members of the Guarantor’s management pursuant to the Founding Stockholders’ Agreement among the Guarantor and such members of the Guarantor’s management dated as of April 22, 2005, as amended from time to time; and (5) at any time after the date on which the Borrowers make the prepayment required by Section 2.09(g), the Borrowers may pay additional cash dividends to Guarantor not more frequently than quarterly provided that the following additional conditions are fully complied with: (i) the aggregate amount of such dividends paid by the Borrowers in any consecutive four quarter period shall not exceed $20,000,000; (ii) such dividends are paid out of Excess Cash Flow for the trailing four quarter period, or in the event that Excess Cash Flow during such period is not sufficient to permit the payment of any such dividends, such dividends are paid out of the Borrowers’ consolidated cash as determined in accordance with GAAP, and after giving effect to the payment of any such dividends, the amount of such consolidated cash shall be equal to or greater than $25,000,000; (iii) the financial covenants contained in Section 7.01 hereof must be complied with on a pro forma basis after giving effect to the payment of any such dividends; and (iv) in the event that Borrowers are unable to pay cash dividends with respect to any fiscal quarter as a result of the occurrence of an Event of Default or a Default, then the Borrowers shall be prohibited from paying any dividends for a period of one fiscal quarter after all existing Events of Default and Defaults have been cured.

(g) Section 6.11 is hereby amended to add the following immediately after the words “Schedule 6.11” therein:

or as permitted pursuant to Section 6.04(a),

(h) Section 6.13 is hereby amended to add the following clause (j) thereto:

(j) In the event that the Guarantor is able to successfully consummate the Qualified Public Offering, the Borrowers shall be permitted to create and suffer to exist up to $40,000,000 in Permitted Subordinated Debt provided that the terms thereof comply with the Permitted Subordinated Debt Terms and are otherwise satisfactory to the Administrative Agent, and the proceeds thereof (exclusive of transaction fees, costs and expenses) may and shall be used exclusively to pay to the Guarantor the Permitted Dividend Amount in accordance with Section 6.04(a)(2) solely in order to provide the Guarantor with available funds to satisfy to the fullest extent possible its obligations to declare and pay to the holders of the Series A Preferred Stock the “Series A Dividend Floor Amount” pursuant to Section 1.5.15 of the Series A Stockholder Agreement dated April 22, 2005 and in effect as of such date (the “Series A Stockholder Agreement”).

(i) Section 7.01(e) is hereby amended to add the following proviso thereto:

“;provided, however, that at all times on and after the date of the consummation of the Qualified Public Offering, the amount of Borrowers’ consolidated cash after giving effect to the payment of any scheduled principal or interest on the last day of any fiscal quarter (regardless of whether paid on such date), determined in accordance with GAAP, in excess of $50,000,000, shall be added to the EBITDA calculation in the numerator of the ratio, consisting of EBITDA for the Borrowers and the Guarantor on a combined, consolidated basis for the two fiscal quarters then ended, multiplied by two”.

(j) Section 7.01(g) is hereby amended and restated in its entirety to read as follows:

(g) Minimum Cash on Hand. At all times prior to the date of the consummation of the Qualified Public Offering, the amount of the Borrowers’ consolidated cash, as determined in accordance with GAAP, shall be greater than or equal to $3,000,000. At all times on and after the date of the consummation of the Qualified Public Offering, the amount of the Borrowers’ consolidated cash, as determined in accordance with GAAP, shall be greater than or equal to $20,000,000.

(k) The Lenders hereby waive any Default or Event of Default arising solely from the failure of the Guarantor to deliver to the Administrative Agent, the Collateral Agent and the Lenders prior to the acquisition of American Long Lines, Inc., the financial certificate required under Section 7(ii)(c)(5) of the Guaranty, provided that such financial certificate shall be delivered to the Administrative Agent, the Collateral Agent and the Lenders no later than April 20, 2005.

SECTION 2. Amendment to Guaranty. Section 7(ii) of the Guaranty is hereby amended to add the following clauses (e) and (f) thereto:

(e) it shall apply at least $75,000,000 of the net cash proceeds of the Qualified Public Offering, if any, solely to make cash capital contributions to the Borrowers; provided, that, once the Guarantor has applied at least $75,000,000 of the net cash proceeds of the Qualified Public Offering to making such cash capital contributions, if no Default or Event of Default has occurred and is continuing or would result therefrom, the Guarantor may apply the balance of the proceeds of the Qualified Public Offering, to the extent that such balance, together with the proceeds of Permitted Subordinated Debt, if any, does not exceed $134,000,000, to pay cash dividends to the holders of its Series A Preferred Stock pursuant to the terms of the Series A Stockholder Agreement.

(f) in the event that the Borrowers obtain Permitted Subordinated Debt and pay the Permitted Dividend Amount and such other amounts, if any, as are specified in Section 6.04(a)(2) of the Loan Agreement, to the Guarantor, the Guarantor shall apply such Permitted Dividend Amount and such other amounts, if any, solely to the payment to the holders of the Series A Preferred Stock of the “Series A Dividend Floor Amount” pursuant to Section 1.5.15 of the Series A Stockholder Agreement.

SECTION 3. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof (the “Effective Date”) upon the receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrowers, the Guarantor and the Requisite Lenders.

SECTION 4. Representations. Warranties and Covenants. Each of the Borrowers and the Guarantor hereby represents, warrants, and covenants the following to each of the Lenders, the Administrative Agent and the Collateral Agent:

(a) This Amendment is the legal, valid and binding agreement of such Person, enforceable in accordance with its terms; and

(b) As of the Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 5. Reference to and Effect on the Loan Agreement.

5.1.	Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import shall mean and be a reference to the Loan Agreement or the Guaranty, as the case maybe, as amended hereby, and each reference to the Loan Agreement or the Guaranty in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement or the Guaranty shall mean and be a reference to the Loan Agreement or the Guaranty as amended hereby.

5.2.	The Loan Agreement and the Guaranty, as amended hereby, and each of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

5.3.	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under the Loan Agreement, the Guaranty or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 6. Reaffirmation of Guaranty. The Guarantor has reviewed the terms and provisions of Section 1 of this Amendment, and agrees that notwithstanding the effectiveness of this Amendment, the Guaranty is reaffirmed and remains and in full force and effect.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THAT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

PAETEC COMMUNICATIONS, INC., as a Borrower

PAETEC COMMUNICATIONS OF VIRGINIA, INC.,
as a Borrower

PAETEC CAPITAL CORP., as a Borrower

PAETEC SOFTWARE CORP., as a Borrower

PAETEC INTEGRATED SOLUTIONS GROUP, INC.,
as a Borrower

By:	/s/ Keith M. Wilson
	Name:	Keith M. Wilson
	Title:	Chief Financial Officer

PAETEC CORP., as the Guarantor

By:	/s/ Keith M. Wilson
	Name:	Keith M. Wilson
	Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and as a Lender

By:	/s/ Matthew A. Toth III
	Name:	Matthew A. Toth III
	Title:	Authorized Signatory

CIT LENDING SERVICES CORPORATION, as Collateral Agent and as a Lender

By:	/s/ Joseph Junda
	Name:	Joseph Junda
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as BANKERS TRUST COMPANY, as a Lender

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Director

CIBC, INC., as a Lender

By:	/s/ Jonathan Rabinowitz
	Name:	Jonathan Rabinowitz
	Title:	Executive Director CIBC World Markets Corp. As Agent

MERRILL LYNCH CAPITAL CORPORATION, as a Lender

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ Matthew H. Fleming
	Name:	Matthew H. Fleming
	Title:	Vice President

IBM CREDIT CORPORATION, as a Lender

By:
Name:
Title:

HEWLETT-PACKARD FINANCIAL SERVICES COMPANY, as a Lender

By:	/s/ Gary Silverman
	Name:	Gary Silverman
	Title:	Director – Risk Management